As filed with the Securities and Exchange Commission on May 21, 2024.

Registration No. 333-275665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COR3 & Co. (Holdings) Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	2300	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 184, Persiaran S2 B1

Seremban 2

70300 Seremban,

Negeri Sembilan

Malaysia

+60 6601 5313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588-0022	Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5290 DTC Parkway Suite 150 Greenwood Village CO 80111 Telephone: (303) 292-3883

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 3 to Form F-1 (Amendment No. 3) is being filed solely for the purpose of filing Exhibit 23.1 and Exhibit 99.9 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on January 22, 2024. This Amendment No. 3 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of ordinary shares being registered
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1**	Employment Agreement between COR3 & Co. (Holdings) Limited and Mr. CC Pwa
10.2**	Employment Agreement between COR3 & Co. (Holdings) Limited and Mr. CT Pwa
10.3**	Employment Agreement between HI Style (M) and Mr. Brandon Chong
10.4**	Employment Agreement between HI Style (M) and Ms. Chong Sui Chin
10.5**	Employment Agreement between HI Style (M) and Mr. Tham Siew Heng
10.6**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. Bernard Tan Ban Tatt
10.7**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Dato’ Joseph Lim Heng Ee
10.8**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. Chong Chee Yen
10.9**	Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. CC Pwa
10.10**	Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. CT Pwa
14.1**	Code of Ethics of the Registrant
14.2**	Insider Trading Policy of the Registrant
14.3**	Executive Compensation Recovery Policy of the Registrant
15.1*	Letter in Lieu of Consent of WWC, P.C.
21.1 **	List of Subsidiaries of the Registrant
23.1*	Consent of WWC, P. C.
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Loo & Partners LLP (included in Exhibit 99.2)
23.4**	Consent of Lim Partnership (included in Exhibit 99.1)
23.5**	Consent of Frost & Sullivan
24.1**	Form of Power of Attorney (included on signature pages)
99.1**	Opinion of Lim Partnership regarding Malaysian legal matters
99.2**	Opinion of Loo & Partners LLP regarding Singapore legal matters
99.3**	Audit Committee Charter
99.4**	Compensation Committee Charter
99.5**	Nomination Committee Charter
99.6**	Consent of Mr. Bernard Tan Ban Tatt as a director nominee
99.7**	Consent of Dato’ Joseph Lim Heng Ee as a director nominee
99.8**	Consent of Mr. Chong Chee Yen as a director nominee
99.9*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

* Filed herewith

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on May 21, 2024.

COR3 & CO. (HOLDINGS) LIMITED

By:	/s/ Chong Chin Pwa
Name:	Mr. Chong Chin Pwa
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Chong Tiong Pwa
Name:	Mr. Chong Tiong Pwa
Title:	Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Chong Chin Pwa and Mr. Chong Tiong Pwa, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	May 21, 2024	/s/ Chong Chin Pwa
Chong Chin Pwa Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)

Date:	May 21, 2024	/s/ Chong Tiong Pwa
Chong Tiong Pwa
Executive Director

Date:	May 21, 2024	/s/ Brandon Chong
Brandon Chong Chief Financial Officer (Principal Financial Officer and Principal Accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on May 21, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.